UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2022

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 South Australian Avenue, 8th Floor, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2022, Rennova Health, Inc. (the “Company”) entered into the Securities Purchase Agreement, dated as of January 31, 2022 (the “Purchase Agreement”), among the Company and certain existing institutional investors of the Company. The Purchase Agreement provides for the issuance of up to 1,650 shares of Series P Convertible Redeemable Preferred Stock (the “Series P Preferred Stock”) at two closings, the first of 1,100 shares and the second of 550 shares. If all such shares of Series P Preferred Stock are issued, the Company will receive proceeds of $1,500,000.

As previously described in its Information Statement that has been mailed to the Company’ stockholders, the Board of Directors and stockholders of the Company have approved a proposal to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse split of all of the outstanding shares of common stock, at a specific ratio from 1-for-2,000 to 1-for-10,000, and to grant authorization to the Board of Directors to determine, in its discretion, the specific ratio and timing of the reverse split any time before December 31, 2022, subject to the Board of Directors’ discretion to abandon such amendment. The Purchase Agreement provides that the first closing will occur on the date that the reverse split becomes effective. At the first closing, the Company will issue 1,100 shares of Series P Preferred Stock and receive proceeds of $1,000,000. The second closing will occur on March 1, 2022, provided that the first closing has occurred prior to that date. If the second closing occurs, the Company will issue 550 shares of Series P Preferred Stock and receive proceeds of $500,000. Both closings are subject to the Company’s satisfaction of certain additional conditions. There can be no guarantee that either closing will take place. In addition, the Purchase Agreement restricts the Company’s use of any proceeds of issuances of the Series P Preferred Stock.

Any shares of Series P Preferred Stock that may be issued under the Purchase Agreement will be issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and by Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering.

The terms of the Series P Preferred Stock were set forth in the Company’s Current Report on Form 8-K filed on November 8, 2021.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified by reference to the Purchase Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

As a result of conversions of shares of the Company’s preferred stock, the Company currently has 44,272,000,000 shares of common stock issued and outstanding. The Company is currently authorized to issue 50,000,000,000 shares of common stock. As also described in the Company’s Information Statement, the Board of Directors and the stockholders of the Company have approved a proposal to amend the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 50,000,000,000 to 250,000,000,000. Until the effectiveness of a reverse split and/or an increase in the authorized shares, the Company is limited in its ability to issue additional shares of common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Securities Purchase Agreement, dated as of January 31, 2022, among Rennova Health, Inc. and the investors signatory thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2022	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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